Highway One-OWEB, Inc. Announces Signing of Agreement and Plan of Merger for
          Acquisition of Michele Audio Corporation of America

Massena, New York  July 7, 2003   Highway One-OWEB, Inc. (OTCBB: HWOO) today
announced that it has signed an Agreement and Plan of Merger for the acquisition of Michele Audio Corporation of America ("Michele Audio"), whereby Michele Audio will become a wholly-owned subsidiary of Highway One.

Highway One will file with the Securities and Exchange Commission a Current Report on Form 8-K, which will provide additional details about the transaction.

About Michele Audio:

Michele Audio is a fully integrated audio replication and multimedia fulfillment company providing professional services through three divisions:

     * Michele Audio - audio duplication services and exclusive rights holder of a catalog of music and spoken word recordings;

     * Michelex Plastics - producer/supplier/distributor of plastic multimedia packaging products as well as offering complete fulfillment services;

     * Michelex EnPack - producer/supplier/distributor of paper multimedia packaging products as well as offering complete fulfillment services of smaller orders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act:

With the exception of the historical information contained in this document the matters described herein contain forward looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to product demand, competition, and market conditions, the result of litigation, technological difficulties, the ability of the company to obtain financing on acceptable terms and/or factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports.

Contact:
Highway One-OWEB, Inc.
(315) 769-6616